Exhibit 31.4

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, William Edward Larkin, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Akumin Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Akumin Inc.

Date: April 11, 2022	By:	/s/ William Edward Larkin
William Edward Larkin Chief Financial Officer